UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2025

Maravai LifeSciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39725	85-2786970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle Suite 200 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 546-0004
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	MRVI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 18, 2025, Maravai LifeSciences Holdings, Inc. issued a press release announcing its financial results for the fourth quarter and full fiscal year ended December 31, 2024. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 17, 2025, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) concluded that the Company’s interim financial statements and related disclosures included in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2024 (“Q2 2024”), and September 30, 2024 (“Q3 2024”), and as of and for the interim periods ended June 30, 2024, and September 30, 2024 (collectively, the “Restated Periods”), included in its Quarterly Reports for Q2 2024 and Q3 2024, should no longer be relied upon and are being restated (the “Restatement”) as set forth in the Company’s consolidated financial statements included with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), which the Company expects to file concurrently with this this Form 8-K.

The Restatement primarily corrects an error identified during the year-end financial close process with respect to revenue recognition associated with a single shipment that resulted in approximately $3.9 million in revenue being recorded in the final week of the second quarter of 2024 upon shipment when it should have been recorded in the first week of the third quarter of 2024 upon receipt by the customer. The effects of the Restatement on the consolidated financial statements for Restated Periods are set forth in Note 18 to the Company’s consolidated financial statements included with the 2024 Form 10-K being filed concurrently with this Form 8-K.

In connection with these matters, the Company concluded that, as of December 31, 2024, the Company’s disclosure controls and procedures were not effective at a reasonable assurance level and its internal control over financial reporting was ineffective, due to the material weaknesses in internal control over financial reporting described in Part II, Item 9A of the 2024 Form 10-K being filed concurrently with this Form 8-K.

The Audit Committee and Company management have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1*	Press Release dated March 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
_______________

*
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARAVAI LIFESCIENCES HOLDINGS, INC.

Date: March 18, 2025	By:	/s/ Kevin M. Herde
	Name:	Kevin M. Herde
	Title:	Chief Financial Officer